UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: December 22, 2005

(Date of earliest event reported: December 19, 2005)

DUKE ENERGY CORPORATION

(Exact name of registrant as specified in charter)

NORTH CAROLINA (State or other jurisdiction of incorporation)	1-4928 (Commission File No.)	56-0205520 (IRS Employer Identification No.)

526 South Church Street
Charlotte, North Carolina	28202-1904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-594-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On December 19, 2005 and December 20, 2005, the Compensation Committee of the Board of Directors of Duke Energy Corporation and the Performance-Based Compensation Subcommittee of the Compensation Committee, respectively, took the actions described below.

1.	2006 Executive Officer Base Salaries and Short-Term Incentive Opportunities

The Compensation Committee established, effective January 1, 2006, the base salaries and 2006 short-term incentive (STI) opportunities under the Duke Energy Corporation Executive Short-Term Incentive Plan for executive officers, including the Named Executive Officers other than Mr. Anderson. The base salaries and target STI opportunities for the Named Executive Officers other than Mr. Anderson are set forth in the table below.

	Base Salary	Target opportunity, as a percentage of base salary
		STI Opportunity
Mr. Fowler	755,500	90%
Mr. Hauser	550,000	80%
Mr. Mogg	540,000	80%
Dr. Shaw	510,000	75%

Short-Term Incentives

The amounts payable under the STI opportunities will be based on achievement of financial measures and individual objectives, which will consist of a combination of strategic and operational measures. The financial measure for 2006 is based upon the registrant’s ongoing diluted earnings per share (EPS). In addition, Dr. Shaw will have financial measures associated with Duke Power’s earnings before interest and taxes (EBIT) and Duke Power’s return on capital employed (ROCE). The financial goals established are consistent with the 2006 financial plan but exclude certain potential transactions contemplated in the financial plan that the Compensation Committee does not consider to be representative of ongoing operations. Performance levels for Duke Energy EPS and Duke Power EBIT and ROCE may be adjusted by the Compensation Committee for certain types of transactions and changes in amounts estimated for certain items. The total of any short-term incentive payments earned will be reduced by 5% in the event of a fatality of a Duke Energy employee, contractor or sub-contractor during 2006. The Performance-Based Compensation Subcommittee of the Compensation Committee approved the performance targets for EPS and Duke Power EBIT, and the Duke Power estimated ROCE performance target, on

December 20, 2005, with respect to executives whose compensation may be subject to the limitations of Section 162(m) of the Internal Revenue Code.

2006 STI performance goals for each Named Executive Officer other than Mr. Anderson will be weighted as follows:

2006 STI Goals	Weighting, as percentage of performance goal
	Messrs. Fowler, Hauser and Mogg	Dr. Shaw
EPS (diluted)	80%	40%
Duke Power EBIT	-	20%
Duke Power ROCE	-	20%
Individual Objectives	20%	20%

Depending on performance, the foregoing Named Executive Officers could receive from 0% to 190% of their STI targets.

The performance target for ongoing diluted EPS is $1.90 per share (which also applies to the financial measure portion of Mr. Anderson’s 2006 performance goals for performance shares granted November 17, 2003 described below). The threshold for payment of any EPS-related bonus will also be tied to ongoing diluted EPS and has been established at $1.75 per share. The $1.90 and $1.75 ongoing diluted EPS target and threshold performance levels, respectively, for 2006 short-term incentives represent non-GAAP financial measures as they exclude any “special items,” as defined by the registrant. The most directly comparable GAAP measure is diluted earnings per share that will be based upon reported earnings available for common stock holders for 2006. Due to the forward-looking nature of these non-GAAP financial measures, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the registrant is unable to forecast any “special items” for 2006.

2.	Establishment of Financial Measure Portion of Chairman and Chief Executive Officer 2006 Performance Goals

The Performance-Based Compensation Subcommittee of the Compensation Committee established the financial measure portion of 2006 performance goals for performance shares granted November 17, 2003 to Mr. Anderson under the Duke Energy Corporation 1998 Long-Term Incentive Plan. Up to 120,000 performance shares will vest as of December 31, 2006, if the 2006 performance goals are achieved. Mr. Anderson’s 2006 performance goals will be based on the registrant’s ongoing diluted earnings per share (EPS) and strategic objectives, weighted 80% and 20%, respectively. With respect to the EPS component of the performance goals, the threshold and target performance levels are the same as those for other executive officers described above. The performance shares will be forfeited and will cease to be outstanding to the extent the 2006 performance goals are not achieved. The terms of the performance shares are more fully described in the Employment Agreement between Mr. Anderson and the registrant dated November 2003, as amended, filed as Exhibits 10-18 and 10-18.1 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    DUKE ENERGY CORPORATION

By:	/s/ Steven K. Young ———————————————

  Steven K. Young

  Vice President and Controller

Date: December 22, 2005